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As filed with the Securities and Exchange Commission on December 24, 2003

Registration No. 333-96977

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ILLINOIS RIVER ENERGY, LLC
(Name of small business issuer in its charter)

Delaware	2869	30-0044341
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1201 South Seventh Street, Suite 110
Rochelle, Illinois 61068
(815) 561-0650
(Address and telephone number of principal executive offices)

1201 South Seventh Street, Suite 110
Rochelle, Illinois 61068
(Address of principal place of business or intended principal place of business)

Floyd A. Schultz
President
1201 South Seventh Street, Suite 110
Rochelle, Illinois 61068
(815) 561-0650
(Name, address and telephone number of agent for service)

Copies to:
Michael L. Weaver, Esq.
Lindquist & Vennum P.L.L.P.
4200 IDS Center
Minneapolis, MN 55402
(612) 371-3211

Approximate date of commencement of proposed sale to the public: Not applicable.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

This Post-Effective Amendment No. 5 is filed pursuant to the undertakings of the Registrant in accordance with Item 512(a)(3) of Regulation S-B under the Securities Act of 1933, as amended, to terminate the offering of securities and to remove from registration all of the securities previously registered.

DE-REGISTRATION OF MEMBERSHIP UNITS

        On July 23, 2002, Illinois River Energy, LLC, a Delaware limited liability company (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-96977) on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement") registering an aggregate minimum of 25,000,000 and an aggregate maximum of 45,000,000 Class A and Class B membership units in the Company (the "Units") to be offered by the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 filed September 19, 2002, Pre-Effective Amendment No. 2 filed September 20, 2002, Pre-Effective Amendment No. 3 filed October 30, 2002, and Pre-Effective Amendment No. 4 filed December 26, 2002, was declared effective on January 10, 2003. The Registration Statement was further amended by Post-Effective Amendment No. 1 filed March 31, 2003, Post-Effective Amendment No. 2 filed April 7, 2003, and Post-Effective Amendment No. 3 filed May 2, 2003, and again declared effective on May 8, 2003. The Registration was then further amended by Post-Effective Amendment No. 4 filed May 14, 2003.

        In accordance with the terms of its prospectus dated May 8, 2003, all proceeds from the offering have been deposited in an escrow account pending receipt by the Company of subscriptions for the minimum offering amount. The offering was scheduled to close no later than December 31, 2003. The Company has decided to terminate the offering without having yet raised the minimum offering amount. Accordingly, pursuant to the terms of the prospectus, all subscription proceeds being held in escrow will be promptly returned to the investors, together with all related interest earned. Any further payments received will also be promptly returned.

        In accordance with the undertakings set forth in Part II of the Registration Statement, the Company hereby removes from registration all 45,000,000 Units originally registered under the Registration Statement.

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SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Rochelle, State of Illinois, on this 24th day of December, 2003.

ILLINOIS RIVER ENERGY, LLC
By:	/s/ FLOYD A. SCHULTZ Floyd A. Schultz President and Manager (Principal Executive Officer)

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

* Jay B. Fillman	Vice President and Manager	December 24, 2003
* Douglas G. Foss	Treasurer and Manager (Principal Financial and Accounting Officer)	December 24, 2003
* Gregory C. Marshall	Secretary and Manager	December 24, 2003
* Bradley A. Riskedal	Manager	December 24, 2003
* Stanley R. Blunier	Manager	December 24, 2003
* Dennis Denton	Manager	December 24, 2003
* Vincent McCabe	Associate Vice President—Chief Operating Officer	December 24, 2003

*By:	/s/ FLOYD A. SCHULTZ Floyd A. Schultz (Attorney-in-Fact)

II-2

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DE-REGISTRATION OF MEMBERSHIP UNITS
SIGNATURES